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                   S T A T U T O R Y   I N S T R U M E N T S
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                                  1995 No. 1436

                                    PETROLEUM

                    The Petroleum (Production) (Landward Areas)
                                 Regulations 1995


                   MADE   -   -   -   -          25TH MAY 1995

                   LAID BEFORE PARLIAMENT        6TH JUNE 1995

                   COMING INTO FORCE            30TH JUNE 1995


The Secretary of State, in exercise of the powers conferred by section 6(1) of the Petroleum (Production) Act 1934(a) and now vested in him(b) hereby makes the following Regulations:-

CITATION AND COMMENCEMENT

  1. These Regulations may be cited as the Petroleum (Production) (Landward Areas) Regulations 1995 and shall come into force on 30th June 1995.

INTERPRETATION

  2. In these Regulations, the following expressions have the meanings hereby respectively assigned to them, that is to say-

     "the Act" means the Petroleum (Production) Act 1934;

     "blocks" has the meaning assigned thereto in regulation 7(2);

     "landward areas" has the meaning assigned thereto in regulation 3 and "seaward areas" (when used in Schedule 1 to these Regulations) means areas on the seaward side of the lines there referred to;

     "low water line" has the same meaning as it has in Schedule 1 to these Regulations;

     "methane drainage licence" means a licence to get natural gas in the course of operations for making and keeping safe mines whether or not disused;

     "Official Journal" means the Official Journal of the European Communities;

     "petroleum exploration and development licence" means a licence granted pursuant to these Regulations to search and bore for and get petroleum in a landward area;

     "principal licence" means a licence of any description under the Act other than a methane drainage licence or a supplementary seismic survey licence;

     "supplementary seismic survey licence" means a licence to search for petroleum by undertaking seismic surveys in an area adjacent to an area to which a principal licence relates; and

     "work programme" means a scheme of prospecting including any geological survey by any physical or chemical means and any test drilling.

APPLICATION OF THE REGULATIONS

  3.--(1) These Regulations shall have effect in relation to applications for, and (unless the Secretary of State thinks fit to modify or exclude them in any particular case) the model clauses


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(a) 1934 c. 36; section 1(2) was amended by section 19(1) of the Petroleum Act
    1987 (c. 12); section 6 was extended by section 1(3) of the Continental Shelf Act 1964 (c. 29).
(b) S.R. & O. 1942/1132; the Ministry of Fuel and Power Act 1945 (c. 19); S.I. 1969/1498, 1970/1537.

to be prescribed for inclusion in, licences to search and bore for, and get, petroleum in strata in the areas of Great Britain and beneath the waters adjacent thereto which lie on the landward side of lines drawn in accordance with the provisions of Schedule 1 to these Regulations (in these Regulations referred to as "landward areas").

  (2) The Petroleum (Production) (Landward Areas) Regulations 1991(a) shall cease to have effect in relation to-

     (a) applications made after the date of coming into force of these Regulations for any licence in respect of a landward area; and

     (b) the model clauses to be incorporated in any such licence to be granted after the date of coming into force of these Regulations in pursuance of an application lodged after that date.

  (3) The Petroleum (Production) Regulations 1982(b) shall cease to have effect in relation to-

     (a) applications made after the date of coming into force of these Regulations for a methane drainage licence; and

     (b) the model clauses to be incorporated in any such licence to be granted after the date of coming into force of these Regulations in pursuance of an application lodged after that date.

APPLICANTS FOR LICENCES

  4.--(1) Any person may apply in accordance with these Regulations for-

     (a) a petroleum exploration and development licence in respect of a landward area; or

     (b)  a methane drainage licence.

  (2) A person who holds a principal licence may apply in accordance with these Regulations for a supplementary seismic survey licence in respect of a landward area contiguous to the area to which the principal licence relates.

APPLICATIONS FOR LICENCES

  5.--(1) Every application for a licence shall-

     (a) be made in writing and sent to Oil and Gas Division, Department of Trade and Industry, London, SW1; and

     (b)  be accompanied by the appropriate fee.

  (2) Every application for a licence which relates to an area bounded by any of the lines specified in Schedule 1 to these Regulations shall be accompanied by two copies of an Ordnance Survey map on a scale of 1:25,000, or such other map or chart as the Secretary of State may allow, upon which the boundaries of the area in relation to which the licence is sought are clearly defined.

  (3) An application for a licence other than a petroleum exploration and development licence may be made at any time.

APPLICATIONS FOR PETROLEUM EXPLORATION AND DEVELOPMENT LICENCES

  6.--(1) An application for a petroleum exploration and development licence shall include the information specified in Schedule 2 hereto, accompanied by such evidence and particulars or documents in support thereof as are referred to in that Schedule and are appropriate to that application.

  (2) In respect of each applicant for a petroleum exploration and development licence which is a body corporate there shall accompany the application two copies of the most recent audited accounts of such applicant and two copies of the most recent audited accounts of any body corporate having control of such applicant.

--------------------------------------------------------------------------------
(a) S.I. 1991/981.
(b) S.I. 1982/1000 to which there are amendments not relevant to these Regulations.

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  (3)  Whether for the purposes of this paragraph a body corporate has control of another body corporate shall be determined as if subsections (2) and (4) to
(6) of section 416 of the Income and Corporation Taxes Act 1988(a) applied subject to the following modifications, namely-

     (a) for the words "the greater part" wherever they occur in the said subsection (2) there were substituted the words "one-third or more";

     (b) in the said subsection (6), for the word "may", there were substituted the word "shall", the words from "and such attributions" onwards were omitted, and in the other provisions of the subsection any reference to an associate of a person shall be construed as including only a relative of his (as defined by section 417(4) of that Act), a partner of his and a trustee of a settlement (as defined by section 681(4) of that Act) of which he is a beneficiary.

  (4) There shall also accompany the application a list of the bodies corporate whose accounts are submitted pursuant to paragraph (2) above.

  (5) Where the most recent audited accounts of a body corporate whose accounts are required to accompany an application are in respect of a period ending on a date more than twelve months before the date of the application, there shall also accompany the application two copies of a balance sheet showing the state of the body corporate's affairs as at the latest date within that twelve months period in respect of which a balance sheet can be made available.

  (6) In the case of each applicant who is not a body corporate there shall accompany the application evidence demonstrating that he will have sufficient resources available to him to undertake the work programme described in the application.

  (7) If any of the matters stated in an application or any further information supplied by the applicant shall change after the application is made or after the information is given but before a petroleum exploration and development licence is granted or the Secretary of State informs the applicant that the application is refused, the applicant shall forthwith give notice in writing to the Secretary of State giving particulars of the change.

  7.--(1) Subject to paragraph (5) below, every application for a petroleum exploration and development licence shall relate to a block described in a notice published in the Official Journal or to a number of contiguous blocks so described.

  (2) The notice referred to in paragraph (1) above shall describe, by reference to a map deposited at the office of the Department of Trade and Industry specified in the notice and at such other places (if any) as may be specified in the notice, areas (in these Regulations referred to as "blocks") to which reference numbers shall be assigned, in respect of which the Secretary of State is prepared to receive applications for petroleum exploration and development licences.

  (3) Subject to paragraph (4) below, the notice shall provide for applications relating to any of the blocks so described to be made and determined in competition with others, specifying-

     (a) a date before which any such applications are to be made, being a date at least 90 days after the date on which the notice is published; and

     (b) a date on which, or a period within which, licences will be granted to successful applicants.

  (4)  In the case of any block in respect of which-

     (a) provision for competing applications was made on a previous occasion in a notice published in the Official Journal; and

     (b)  that provision did not result in the grant of a licence;

the notice may provide for applications to be made and determined at any time.

  (5) Where the Secretary of State decides that geological or production considerations justify the granting of a petroleum exploration and development licence in respect of any area to the holder of a licence in respect of a contiguous area, and notifies him and any other holders of licences in respect of areas contiguous to the area in question accordingly, any of them


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(a)  1988 c. 1.

may apply for a licence in respect of the area in question within whatever period the Secretary of State considers sufficient for this purpose and specifies in the notification.

APPLICATIONS FOR SUPPLEMENTARY SEISMIC SURVEY LICENCES

  8.--(1) An application for a supplementary seismic survey licence shall relate to a clearly defined area, no part of which is-
     (a) subject to a principal licence;
     (b) more than one kilometre from the boundary of the area to which a principal licence held by the applicant relates; or
     (c) below the low water line.

  (2) Every such application shall be accompanied by two copies of a programme in accordance with which the applicant proposes to undertake seismic surveys in both the area to which the principal licence relates and the area to which the supplementary seismic survey licence is to relate.

FORM OF LICENCES

  9.--(1) Every licence shall incorporate the model clauses respectively prescribed by the next following paragraph for the kind of licence to which that licence belongs unless the Secretary of State thinks fit to modify or exclude, in any particular case, the clauses so prescribed.

  (2) The clauses prescribed for incorporation in licences of the following kinds are those set out in the respective Schedules to these Regulations, that is to say-
     (a) for incorporation in petroleum exploration and development licences, the clauses set out in Schedule 3;
     (b) for incorporation in supplementary seismic survey licences, the clauses set out in Schedule 4; and
     (c) for incorporation in methane drainage licences, the clauses set out in
         Schedule 5.

FEES

  10.--(1) With every application for a petroleum exploration and development licence there shall be paid a fee of L1,000.

  (2) With every application for a supplementary seismic survey licence there shall be paid a fee of L150.

  (3) With every application for a methane drainage licence there shall be paid a fee of L50.

PLURALITY OF LICENCES

  11. Nothing in these Regulations shall prevent more than one application being made by the same person or more than one petroleum exploration and development licence being granted to him.


                                                                      TIM EGGER,
                                               Minister for Industry and Energy,
25th May 1995                                   Department of Trade and Industry

                                     SCHEDULE 1                     Regulation 3

                   LINES DIVIDING LANDWARD AREAS FROM SEAWARD AREAS

  1. Except as provided by the four next following paragraphs, the lines dividing-
   (a) the mainland of Great Britain and the islands adjacent thereto (other than the Orkney and Shetland Islands) and the waters adjacent to the mainland and such islands, to be treated for the purposes of these Regulations as landward areas, from
   (b) the islands and waters to be treated for such purposes as seaward areas, shall be the low water line along the coast of the mainland of Great Britain, the Isle of Wight, Anglesey and Holy Island.

  2. The lines dividing landward areas from seaward areas at the estuaries, rivers, harbours, bays and other places specified in the second column of Table 1 of this Schedule shall be straight lines drawn between the pairs of points identified by the map references respectively specified in the third column of that Table, each such point being a point situate on low water line on or adjacent to the feature respectively named in the fourth column of that Table.

  3. The lines dividing landward area from seaward areas between Cape Wrath and the Mull of Kintyre shall be a series of straight lines drawn so as to join successively, in the order in which they are there set out, the points identified by the map references specified in the second column of Table 2 of this Schedule, each such point being a point situate on low water line on or adjacent to the feature, if any, named in the third column of that Table.

  4. The lines dividing landward areas from seaward areas in the vicinity of the Pentland Firth and the Orkney Islands shall be a straight line drawn from the map reference point ND 310753, being a point situate on the low water line on or adjacent to the feature known as St. John's Point, to the map reference point ND 289809; thence a line running clockwise parallel with, and three nautical miles seaward of, the baselines from which the breadth of the territorial sea adjacent to the Orkney Islands is measured to the map reference point ND 459711, and thence a straight line to the map reference point ND 407734, being a point situate on low water line on or adjacent to the feature known as Duncansby Head.

  5. Subject to the provisions of the last three foregoing paragraphs, the lines dividing landward areas from seaward areas at the mouths of rivers or estuaries shall be straight lines joining the points on the low water lines at either side of each such mouth.

  6. The line dividing the Shetland Islands and the waters adjacent thereto to be treated for the purposes of these Regulations as landward areas from the areas to be treated for such purposes as seaward areas shall be a line parallel with, and three nautical miles seaward of, the baselines from which the breadth of the territorial sea adjacent to those Islands is measured:

  Provided that Foula and Fair Isle and the waters adjacent to them shall be treated as seaward areas.

  7. In this Schedule the expression "low water line" means the line so marked on the Ordnance Survey maps on a scale of 1:25,000 in the edition for the areas to which they respectively relate last published prior to the date on which these Regulations are made, and any reference to a map reference point shall be construed as a reference to a point having that map reference on the National Grid for those Ordnance Survey maps.

                                       TABLE 1                            Sch. 1

                  POINTS AT MOUTHS OF SPECIFIED ESTUARIES AND OTHER
                              INDENTATIONS OF THE COAST

--------------------------------------------------------------------------------
     NAME OF ESTUARY          NATIONAL GRID         NAME OF FEATURE
     OR OTHER INDENTATION     REFERENCE
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1    Firth of Clyde           NR  716074            Cove Point
                              NR  718046            Sanda Island (Black Point)
                              NR  725037            Sanda Island Lighthouse
                              NW  962695            Laggen Hill

2    Wigtown Bay              NX  494464            Eggerness Point
                              NX  546513            Ringdoo Point

3    Solway Firth             NX  653432            Fox Craig (Meikle Ross)
                              NX  943134            St Bees Head

4    Duddon Sands             SD  130763            Haverigg Point
                              SD  168685            Mill Scar

5    Morecambe Bay            SD  220612            Hilpsford Point
                              SD  304490            Rossall Point

6    River Ribble             SD  286250            Salter's Bank
                              SD  300202            Horse Bank

7    Liverpool Bay            SD  262052            Formby Point
                              SJ  131855            Point of Ayr

8    Beaumaris Bay            SH  744786            Penmaenbach Point
                              SH  641815            Trwyn Du

9    Holyhead Harbour         SH  281849            Twyn Cliperau
                              SH  257847            Breakwater Head

10   Cymyran Bay              SH  294750            Traeth Llydan
                              SH  297748            Traeth Cymyran

11   Llanddwyn Bay            SH  386623            Llanddwyn Island
                              SH  429585            Morfa Dinlleu

12   Milford Haven            SM  819036            West Blockhouse Point
                              SM  840027            Rat Island

13   Carmarthen Bay           SN  309062            Laugharne Sands
                              SS  397926            Burry Holms

14   Bristol Channel          ST  311806            West Usk Lighthouse
                              ST  303627            Birnbeck Island

15   Padstow Bay              SW  925785            Shag Rock
                              SW  915787            Stepper Point

16   Falmouth Harbour         SW  827315            Pendenis Point
                              SW  845311            St Anthony Head

17   Plymouth Sound           SX  443486            Penlee Point
                              SX  490486            Renney Rocks

18   Salcombe River           SX  725359            Bolt Head
                              SX  766355            Gammon Head

19   Solent (west side)       SZ  319897            Hurst Castle
                              SZ  292849            Needles Point

20   Solent (east side)       SZ  663876            Foreland
                              SZ  684990            Fort Cumberland
                                                    (Eastney Point)

21   Thames Estuary           TR  227694            Reculver
                              TM  174142            Clacton-on-Sea

22   Harwich Harbour          TM  268244            The Naze
                              TM  283311            Landguard Point

23   The Wash                 TF  701452            Gore Point
                              TF  565571            Gibraltar Point

24   River Humber             TA  374048            Northcoates Point
                              TA  397104            Spurn Head

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         NAME OF ESTUARY          NATIONAL GRID       NAME OF FEATURE
         OR OTHER INDENTATION     REFERENCE
--------------------------------------------------------------------------------

25       Holy Island Harbour      NU   137403         Parton Shiel
         (Lindisfarne)            NU   141415         Castle Point

26       Firth of Forth           NT   496864         Eyebroughy
                                  NT   496993         Elie Ness

27       Firth of Tay             NO   538159         Kinkell Ness
                                  NO   546302         Buddon Ness

28       Moray Firth              NH   807587         Whiteness Head
                                  NH   812670         Sutors Stack
                                  NH   813686         North Sutor

29       Dornoch Firth            NH   815857         Whiteness
                                  NH   809871         Dornoch Point

30       Tongue Bay               NC   641638         Port an-t Strathain
                                  NC   572663         Geodh' an Fhuarain

31       Loch Eriboll             NC   502687         Whiten Head
                                  NC   392719         Faraid Head

32       Kyle of Durness          NC   392719         Faraid Head
                                  NC   349717         A'Ghoil

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                                  TABLE 2                                 Sch. 1

                  POINTS BETWEEN CAPE WRATH AND THE MULL OF KINTYRE

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         NATIONAL GRID            NAME OF FEATURE
         REFERENCE
--------------------------------------------------------------------------------
 1       NC   257748              Cape Wrath
 2       NB   519669              Lith Sgeir
 3       NB   472634              Dell Rock
 4       NB   186451              Tiumpan
 5       NB   142442              Mas Sgeir
 6       NB   115435              Stac nam Balg
 7       NB   048399              Sgeir Gallen
 8       NB   036382              Gallen Beag
 9       NA   993324              Eilean Molach
10       NA   873118              Gasker
11       NB   594809              Haskeir Eagach
12       NF   572646              Huskeiran
13       NF   707301              Rudha Ardvule
14       NF   646049              Greian Head
15       NL   620988              --
16       NL   614979              Ard a'Chaolais
17       NL   606963              Biruaslum
18       NL   549843              Guarsay Mor
19       NL   542819              Sron an Duin
20       NL   546803              Skate Point
21       NL   840262              Skerryvore
22       NM   121031              Dubh Artach
23       NR   151538              Frenchman's Rocks
24       NR   162510              An Coire
25       NR   268414              Mull of Oa
26       NR   589071              Mull of Kintyre
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                                          7

                                      SCHEDULE 2                Regulation 6(1)

                  INFORMATION TO BE INCLUDED IN AN APPLICATION FOR A
                    PETROLEUM EXPLORATION AND DEVELOPMENT LICENCE
                             AND SUPPORTING DOCUMENTATION

     1.  Name of each applicant in full(A).

     2. If the application is made by more than one person(B), and the applicants have agreed on the manner in which the benefits resulting from the exploitation of the licence should be shared between them, the share each applicant would be entitled to take.

     3.  Name of proposed operator.

     4. The reference number of each block in respect of which the application is made and, if the application is made by tender, the consideration by way of initial payment which the applicant is prepared to offer for each such block(C).

     5. An analysis of the geology of the area to which the application relates, identifying, in particular, petroleum prospects.

     6.  The technical data on which the analysis is based.

     7. The work programme for evaluating the potential petroleum from the area to which the application relates which the applicant would be prepared to undertake under the licence applied for.

     8. Evidence of the applicant's technical and financial capacity to undertake that work programme, including the number of staff the applicant intends to assign for that purpose and any relevant technical qualifications held by those staff.

     9. An explanation of the way in which the work programme takes account of the analysis of the geology.

     10. In respect of each applicant who is an individual-

      (a) usual residential address:

      (b) nationality.

     11. In respect of each applicant which is a body corporate(D)-

      (a) place of incorporation:

      (b) principal place of business

      (c) in the case of a company, its registered office;

      (d) place from which the applicant's operations under the licence will be directed and controlled;

      (e) place from which any commercial activities in connection with the licence will be directed and controlled.

      (f) particulars of each member of the board of directors or other governing body of the body corporate, as follows-

            (i) full name

           (ii) usual residential address

          (iii) nationality

      (g) where the applicant is or has a subsidiary (as defined in section 736 of the Companies Act 1985), a diagram identifying any companies of which it is a subsidiary and any subsidiaries it has;

      (h) the training provided in the three year period ending on the date of the application for the licence for the technical staff whom the applicant expects to employ in connection with the explorations for and production of petroleum from the licensed area;

      (i) particulars of capital authorised and issued as follows:-

            (i) class of capital

           (ii) amount authorised

          (iii) amount issued

           (iv) voting right of each class(E)

      (j) particulars of all holdings of not less than 5 per cent in number of value of any class of capital which has been issued by the body corporate as follows:-

            (i) name of holder or names of joint holders, in full

           (ii) nationality of holder(s)

          (iii) class of holding

           (iv) amount

      (k) particulars of all capital issued to bearer, as follows:-

            (i) class of capital

           (ii) total amount issued

          (iii) amount issued to bearer

     12. Details of the fee which accompany the application.

NOTES

(A) If there is more than one applicant all the information relating to each applicant which is required should be grouped together in the order in which the applicants are named in paragraph 2.

(B) Where there is more than one signature, the applicant to which each signature relates should be identified.

(C) If the application specifies more than one block it may indicate an order of preference for some or all of the blocks and it may indicate that blocks are applied for as alternatives.

(D) If the body corporate does not possess a capital structure, any comparable information concerning the items listed should be furnished.

(E) The voting rights of each class need not be produced if a copy of the memorandum and articles of association, or other document setting out or defining the constitution, of the body corporate accompanies the application.


                                  SCHEDULE 3                  Regulation 9(2)(a)

                     MODEL CLAUSES FOR PETROLEUM EXPLORATION AND
                        DEVELOPMENT LICENCES IN LANDWARD AREAS

     1.--(1) In the following clauses, the following expressions have the meanings hereby respectively assigned to them, that is to say-

    "the Act of 1934" means the Petroleum (Production) Act 1934;

    "the Act of 1964" means the Continental Shelf Act 1964;

    "appropriate percentage" has the meaning assigned thereto by clause 10;

    "block" means an area delineated on the reference map deposited at the office of the Department of Trade and Industry, London, SW1;

    "chargeable period" has the meaning assigned thereto by clause 10;

    "development scheme" has the meaning assigned thereto by clause 25;

    "half year" means the period from 1st January to 30th June in any year and the period from 1st July to 31st December in any year;

    "initial term" has the meaning assigned thereto by clause 3 and "second term" has the meaning assigned thereto by clause 4(4);

    "the licensed area" means the area for the time being in which the Licensee may exercise the rights granted by this licence;

    "the Licensee" means the person or persons to whom this licence is granted, his personal representatives and any person or persons to whom the rights conferred by this licence may lawfully have been assigned;

    "the Minister" means the Secretary of State for Trade and Industry;

    "oil field" has the meaning assigned thereto by clause 25;

    "petroleum" includes any mineral oil or relative hydrocarbon and natural gas existing in its natural condition in strata but does not include coal or bituminous shales or other stratified deposits from which oil can be extracted by destructive distillation;

    "well" includes borehole.

    (2) Any obligations which are to be observed and performed by the Licensee shall at any time at which the Licensee is more than one person be joint and several obligations.

RIGHT TO SEARCH AND BORE FOR AND GET PETROLEUM

     2. In consideration of the payments and royalties hereinafter provided and the performance and observance by the Licensee of all the terms and conditions hereof, the Minister, in exercise of the powers conferred upon him by the Act of 1934, hereby grants to the Licensee EXCLUSIVE LICENCE AND LIBERTY during the continuance of this licence and subject to the provisions hereof to search and bore for, and get, petroleum
in the area of           being the area comprising blocks(s) No(s).
[or part of block No.        ] on the reference map deposited at the office
of the Department of Trade and Industry, London, SW1 and more particularly described in Schedule 1 to this licence.

  Provided that nothing in this licence shall affect the right of the Minister to grant a methane drainage licence in respect of the whole or any part of the licensed area or affect the exercise of any rights so granted.

TERM OF LICENCE

  3. This petroleum exploration and development licence unless sooner determined under any of the provisions hereof shall be and continue in force for the term of six years next after (hereinafter called "the initial term"); but if the terms and conditions of this license are duly performed and observed and, in particular, if the work programme described in Schedule 4 to this licence has been duly performed, it may be continued for a further term of five years and, if the terms and conditions of this licence continue to be duly performed and observed, thereafter as provided by clause 5 (and subject to the provisions of clause 6 of this licence) for a further maximum period of twenty years.

OPTION TO CONTINUE LICENCE AS TO PART OF THE LICENSED AREA

  4.--(1) At any time not later than three months before the expiration of the initial term the Licensee paying the payments and royalties hereinafter provided and observing and performing the terms and conditions herein contained may give notice in writing to the Minister that he desires the licence to continue as to a part of the licensed area (hereinafter called "the continuing part") in the manner hereinafter provided and to determine as to the residue thereof (hereinafter called "the surrendered part").

  (2)  Such notice shall-
    (a) describe the surrendered part which shall be an area which shall, together with any area previously surrendered in accordance with clause 7 hereof, be-
         (i) if the area originally comprised in this licence consisted of 50 square kilometres or more, not less than half the number of such square kilometres; or
         (ii) if the area originally comprised in this licence consisted of more than 25 square kilometres but less than 50 square kilometres, such a number of square kilometres as will leave a continuing part consisting of 25 square kilometres;

    provided that-
         (i) if the area originally comprised in this licence consisted of not more than 25 square kilometres the Licensee shall not be obliged to surrender any part of the licensed area; and
         (ii) the Licensee shall not be obliged to surrender any part of the licensed area which the Minister considers, on an application on that behalf being made to him by the licensee, necessary to secure the recovery of petroleum from that area;
    (b) specify a date (hereinafter called "the surrender date") not later than the expiry of the initial term upon which the surrendered part is to be surrendered.

  (3) The Licensee may at any time not less than one month before the surrender date give further notice in writing to the Minister varying the part of the licensed area to be surrendered and in the event of such further notice being given the provisions of the previous paragraphs of this clause shall apply MUTATIS MUTANDIS to such notice but so that the surrender date specified in such notice shall be the same as that specified in the first notice.

  (4) This licence shall, upon the option conferred by this clause being duly exercised but subject to the provisions of clause 3 of this licence, continue in respect of the continuing part for a term of five years next after the surrender date ("the second term").

CONTINUANCE OF LICENCE AFTER THE SECOND TERM

  5.--(1) At any time not later than three months before the expiry of the second term the Licensee paying the payments and royalties hereinafter provided and observing and performing the terms and conditions herein contained may give notice in writing to the Minister that he desires this licence to continue in force thereafter.

  (2) If such notice is given this licence shall continue in force after the expiry of the second term as provided by the following paragraphs of this clause in the event that before that date-
    (a) the Minister has in pursuance of clause 15(4) of this licence approved a programme submitted to him in pursuance of clause 15(2) and such approval is still in force at that date,

    (b) the Minister has served a programme on the Licensee in pursuance of clause 15(6) of this licence and such programme is still in force at that date, or
    (c) the Minister has with a view to securing the maximum economic recovery of petroleum so directed in writing.

  (3) Where the Minister has given a direction extending the second term of this licence in pursuance of paragraph (2)(c) of this clause he may, on notice in writing being given to him by the Licensee not later than three months before the expiry of such extension or any further extension that he desires the licence to continue in force thereafter, give a further direction that this licence shall so continue in force.

  (4)  Where this licence continues in force by virtue of paragraph (2)(a) or
(b) of this clause it shall, subject to the provisions of clause 3 of this licence, so continue in force for a further period of twenty years after the expiry of the second term.

  (5) Where this licence continues in force by virtue of a direction given in pursuance of paragraph (2)(c) or further direction given in pursuance of paragraph (3) of this clause it shall, subject to the provisions of clause 3 hereof, continue in force for such further period after the expiry of the second term as the Minister may prescribe provided that in any event the period for which this licence continues in force after the expiry of the second term by virtue of any such directions shall not in aggregate exceed twenty years.

  (6) A direction given by the Minister in pursuance of paragraph (2)(c) of this clause or further direction given by the Minister in pursuance of paragraph
(3) of this clause may be given subject to such conditions as he may specify and (without prejudice to the generality of the foregoing) such conditions may, subject to the provisions of paragraph (5) of this clause, include conditions as to the duration of the extension or further extension (as the case may be) of the second term.

POWER FURTHER TO EXTEND TERM OF LICENCE

  6. Where this licence has continued in force by virtue of clause 5 of this licence for a total period of twenty years after the expiry of the second term, the Minister, on application being made to him in writing not later than three months before the expiry of such period, may agree with the Licensee that this licence shall continue in force thereafter for such further period as the Minister and the Licensee may agree in order to secure the maximum economic recovery of petroleum from the licensed area and subject to such modification of the terms and conditions of this licence (which modification may include making provision for any further extension of the term of this licence) as the Minister and the Licensee may then agree is appropriate.

RIGHT OF LICENSEE TO DETERMINE LICENCE OR SURRENDER PART OF LICENSED AREA

  7.--(1) Without prejudice to any obligation or liability imposed by or incurred under the terms hereof, the Licensee may, at any time, determine this licence or surrender any part of the licensed area as is mentioned in paragraph
(3) of this clause by giving to the Minister not less than six months' notice in writing to that effect.

  (2) A notice given pursuant to paragraph (1) of this clause may be cancelled by a further notice in writing given to the Minister not less than one month before the expiration of the notice.

  (3) Any area to be surrendered in accordance with paragraph (1) of this clause shall be a clearly defined area whose surrender will leave a retained area the boundaries of which-
    (a)  run north, south, east and west; and
    (b)  each extend for 100 metres or a multiple of 100 metres;

Provided that the Minister may agree in writing prior to the date the appropriate notice is given by the Licensee to accept a surrender of part of the licensed area which does not comply with the requirements of this paragraph.

CONSEQUENCES OF DETERMINATION OR SURRENDER BY LICENSEE

  8. Upon the date on which any determination of this licence or any surrender of part of the licensed area in the manner provided by either clause 4 or clause 7 of this licence is to take effect, the rights granted by this licence shall cease in respect of the licensed area or of the part so surrendered as the case may be but without prejudice to any obligation or liability imposed upon the Licensee or incurred by him under the terms of this licence prior to that date.

PAYMENT OF CONSIDERATION FOR LICENCE

  9.--(1) The Licensee shall make to the Minister as consideration for the grant of this licence-
    (a) payments of royalty in accordance with clauses 10 and 11 of this licence; and
    (b)  payments in accordance with Schedule 2 to this licence.

  (2) The Licensee shall not by reason of determination of the licence or surrender of any part of the licensed area be entitled to be repaid or allowed any sum payable to the Minister pursuant to this licence before the date of determination or surrender.

ROYALTY PAYMENTS

  10.--(1) The Licensee shall pay to the Minister, in respect of each half year in which this licence is in force (hereinafter referred to as a "chargeable period"), a royalty of an amount equal to the sum of the percentages specified in Schedule 3 to this licence (hereinafter referred to as "the appropriate percentage") of the value of the petroleum relating to that period.

  (2) For the purposes of this clause and clause 11 of this licence the value of the petroleum relating to a chargeable period is, subject to paragraph (3) of this clause, the total of the amounts which, if the words "one-half or" were omitted from paragraph (b) of subsection (4) and paragraph (d) of subsection (5) of section 2 of the Oil Taxation Act 1975, would in pursuance of paragraph (a) of the said subsection (4) fall to be taken into account in relation to that period in respect of the persons who by reference to this licence are or are treated as participants for the purposes of those subsections, reduced by the total of the market values which would in pursuance of the said paragraph (b) fall to be taken into account as aforesaid.

  (3) The value which, in pursuance of paragraph (2) of this clause, is the value of the petroleum relating to a chargeable period shall be increased by an amount equal to the value, as determined for the purposes of income tax or the charge of corporation tax on income, of so much of the petroleum won and saved in the licensed area as falls within section 10(1) of the Oil Taxation Act 1975 and was in that period disposed of or relevantly appropriated (within the meaning of Part I of that Act) by the persons mentioned in the said paragraph (2).

PROVISIONS SUPPLEMENTARY TO CLAUSE 10

  11.--(1) The Licensee shall, within two months after the end of each chargeable period, deliver to the Minister, in such form as the Minister may specify, a statement of-
    (a) the quantity of petroleum won and saved in the licensed area in that period and;
    (b) the amounts of the prices and market values which are required by paragraph 2 of Schedule 2 to the Oil Taxation Act 1975 to be stated in the returns made for that period in pursuance of that paragraph in consequence of this licence.

  (2) The Licensee shall, when he delivers a statement to the Minister in pursuance of paragraph (1) of this clause for a chargeable period in respect of which royalty is payable in pursuance of clause 10(1) of this licence, make to the Minister a payment on account of royalty for that period equal to the appropriate percentage of the sum produced by aggregating the amounts which in pursuance of subparagraph (b) of paragraph (1) of this clause are specified in the statement and reducing the aggregate by the amount which, by virtue of paragraph 2(2)(d)(ii) of Schedule 2 to the said Act of 1975, was specified in the statement delivered to the Minister in pursuance of the said paragraph (1) in respect of the preceding chargeable period.

  (3) The Minister may from time to time, after a statement in respect of any chargeable period has been delivered to him in pursuance of paragraph (1) of this clause and before he has given to the Licensee a notice in pursuance of paragraph (4) of this clause in respect of that period, give a notice in writing to the Licensee specifying the amount which the Minister estimates is payable by the Licensee in pursuance of clause 10 of this licence in respect of that period, and where the amount specified in the notice is larger or smaller than the total amount already paid by the Licensee in pursuance of this clause in respect of that period, than-
    (a) if it is larger the difference shall be paid forthwith by the Licensee to the Minister; and
    (b) if it is smaller the difference shall be paid forthwith by the Minister to the Licensee.

  (4) When it appears to the Minister that the value of the petroleum relating to any chargeable period has been finally determined for tax purposes, he may give to the Licensee a notice in writing specifying the amount which the Minister considers is payable by the Licensee in pursuance of clause 10 of this licence in respect of that period; and where the amount specified in the notice is larger or smaller than the total amount already paid by the Licensee in pursuance of this clause in respect of that period, then, subject to paragraph
(6) of this clause-
    (a) if it is larger the difference shall be paid forthwith by the Licensee to the Minister; and
    (b) if it is smaller the difference shall be paid forthwith by the Minister to the Licensee.

  (5) If after the date when the Minister gave notice to the Licensee in pursuance of paragraph (4) of this clause or this paragraph in respect of a chargeable period it appears to the Minister, in consequence of a relevant assessment or determination made after that date which relates directly or indirectly to the value of petroleum by reference to which the amount specified in the notice was determined, that another amount ought to have been so specified, he may give notice in writing to the Licensee specifying the other amount; and where he does so, then subject to paragraph (6) of this clause-

    (a) if the other amount is larger than the total amount already paid by the Licensee in pursuance of this clause in respect of that period the difference shall be paid forthwith by the Licensee to the Minister; and

    (b) if it is smaller the difference shall be paid forthwith by the Minister to the Licensee.

  (6)  A decision made by the Minister for the purposes of paragraph (3), (4) or
(5) of this clause shall not be called in question by the Licensee except that any dispute between the Minister and the Licensee as to whether an amount specified in a notice given in pursuance of the said paragraph (4) or (5) is payable by virtue of clause 10 of this license may during the period of 28 days beginning with the day on which the Licensee receives the notice be referred to arbitration in the manner provided by clause 39 of the licence; and on a reference to arbitration in pursuance of this paragraph any relevant assessment or determination for the time being in force shall be binding on the Minister and the Licensee so far as the assessment or determination relates directly or indirectly to the value of petroleum relating to the chargeable period in question.

  (7) When any payment is made by the Licensee or the Minister in pursuance of paragraph (3), (4) or (5) of this clause, an amount in respect of interest on the payment shall also be payable by him to the recipient of the payment and that amount shall be calculated in such manner as the Minister may specify from time to time in a notice in writing given by him to the Licensee; but-

    (a) a notice in pursuance of this paragraph shall provide for amounts by way of interest to be calculated by applying a rate of interest which is for the time being a commercial rate of interest; and

    (b) any such amount in respect of interest shall be disregarded in calculating for the purposes of the said paragraph (3) or (4) any amount already paid by the Licensee in pursuance of this clause.

  (8)  In this clause-

         "relevant assessment or determination" means an assessment or determination made by the Commissioners of Inland Revenue for the purposes of petroleum revenue tax, income tax or the charge of corporation tax on income or a determination made in proceedings arising out of such an assessment or determination made by the said Commissioners.

  (9) For the purposes of this clause any amount paid by the Licensee or the Minister on account of a prospective liability under paragraph (3), (4) or (5) of this clause shall be treated as paid in pursuance of that paragraph.

MEASUREMENT OF PETROLEUM OBTAINED FROM THE LICENSED AREA

  12.--(1) The Licensee shall measure or weigh by a method or methods customarily used in good oilfield practice and from time to time approved by the Minister all petroleum won and saved from the licensed area.

  (2) If and to the extent that the Minister so directs, the duty imposed by paragraph (1) of this clause shall be discharged separately in relation to petroleum won and saved-

    (a) from each part of the licensed area which is an oil field for the purposes of the Oil Taxation Act 1975.

    (b) from each part of the licensed area which forms part of such an oil field extending beyond the licensed area, and

    (c) from each well producing petroleum from a part of the licensed area which is not within such an oil field.

  (3) If and to the extent that the Minister so directs, the preceding provisions of this clause shall apply as if the duty to measure or weigh petroleum include a duty to ascertain its quality or composition or both; and where a direction under this paragraph is in force, the following provisions of this clause shall have effect as if references to measuring or weighing included references to ascertaining quality or composition.

  (4) The Licensee shall not make any alteration in the method or methods of measuring or weighing used by him or any appliances used for that purpose without the consent in writing of the Minister and the Minister may in any case require that no alteration shall be made save in the presence of a person authorised by the Minister.

  (5) The Minister may from time to time direct that any weighing or measuring appliance shall be tested or examined in such manner, upon such occasions or at such intervals and by such persons as may be specified by the Minister's direction and the Licensee shall pay to any such person or to the Minister such fees and expenses for any such tests or examinations as the Minister may specify.

  (6) If any measuring or weighing appliance shall upon any such test or examination as is mentioned in the last foregoing paragraph be found to be false or unjust the same shall, if the Minister so determines after considering any representations in writing made by the Licensee, be deemed to have existed in that condition during the period since the last occasion upon which the same was tested or examined pursuant to the last foregoing paragraph.

KEEPING OF ACCOUNTS

  13.--(1) The Licensee shall keep in the United Kingdom full and correct accounts in a form from time to time approved by the Minister of-

    (a)  the quantity of petroleum in the form of gas won and saved;

    (b)  the quantity of petroleum in any other form won and saved;

    (c) the name and address of any person to whom any petroleum has been supplied by the Licensee, the quantity so supplied, the price or other consideration therefor and the place to which the petroleum was conveyed pursuant to the agreement for such supply; and

    (d)  such other particulars as the Minister may from time to time direct.

  (2) The quantities of petroleum stated in such accounts may exclude any water separated from the petroleum and shall be expressed as volumes in cubic metres measured at, or calculated as if measured at, a temperature of 15 degrees Celsius and a pressure of 1.0132 bar but if the Minister serves notice in writing on the Licensee determining any other manner in which any quantity of petroleum or any quantity of any form of petroleum is to be expressed that quantity shall be so expressed.

  (3) Such accounts shall state separately the quantities used for the purposes of carrying on drilling and production operations and pumping to field storage and the quantities not so used, and in the case of petroleum not in the form of gas shall state the specific gravity of the petroleum and, if petroleum of different specific gravities has been won and saved, the respective quantities of petroleum of each specific gravity.

  (4) The Licensee shall within two months after the end of each half year in which this licence is in force and within two months after the expiration or determination of this licence deliver to the Minister an abstract in a form from time to time approved by the Minister of the accounts for that half year or for the period prior to such expiration or determination as the case may be.

WORKING OBLIGATIONS

  14.--(1) The Licensee shall during the initial term of this licence carry out with due diligence the scheme of prospecting including any geological survey by any physical or chemical means and such programme of test drilling (hereinafter collectively referred to as a "work programme") as may be set out in Schedule 4 to this licence.

  (2) The Licensee shall give the Minister at least 21 days' written notice of any proposed seismic survey, during the term of this licence, of any area which is not wholly on the seaward side of the low water line and such notice shall indicate the nature of the survey and the total number of kilometres to be shot and shall be accompanied by a copy of an Ordnance Survey map for the relevant area drawn to the scale of 1:50,000 or 1:63,360 upon which the proposed lines of survey are indicated and by evidence that the planning authorities for the area to be surveyed have been consulted about the proposed survey and, in a case where any planning permission under the Town and Country Planning Act 1990 or the Town and Country Planning (Scotland) Act 1972 is required for the survey in question, evidence that such permission has been granted.

  (3) The Licensee shall not carry out any seismic survey during the term of this licence of any such area as is mentioned in paragraph (2) of this clause if notice has not been given as aforesaid or if the Minister indicates to the Licensee within 14 days of the receipt of such notice that the survey is not to be carried out.

  (4) If at any time during the term of this Licence the Minister serves a notice in writing on the Licensee requiring him to submit to the Minister, before a date specified in the notice, an appropriate programme for exploring for petroleum in the licensed area during a period so specified, the Licensee shall comply with the notice; and for the purposes of this paragraph an appropriate programme is one which any person who, if he-

    (a)  were entitled to exploit the rights granted by this licence;

    (b) had the competence and resources needed to exploit those rights to the best commercial advantage; and

    (c)  were seeking to exploit those rights to the best commercial advantage,

could reasonably be expected to carry out during the period specified in the notice, being a period within the term of this licence.

  (5) If a programme is submitted to the Minister in consequence of a notice served by him in pursuance of paragraph (4) of this clause, then-

    (a) he shall not be entitled to revoke this licence on the ground that the programme does not satisfy the requirements of that paragraph (hereafter in this clause referred to as ("the relevant requirements"); but

    (b) if he is of opinion that the programme does not satisfy the relevant requirements he may serve a notice in writing on the Licensee stating his opinion and the reasons for it.

  (6) Where notice in respect of a programme is served on the Licensee in pursuance of paragraph (5) of this clause he shall either-

    (a) within 28 days beginning with the date of service of the notice refer to arbitration, in the manner provided by clause 39 of this licence, the question of whether the programme satisfies the relevant requirements; or

    (b) within a reasonable period beginning with that date submit to the Minister a further programme which satisfies the relevant requirements;

and where it is determined in consequence of any reference to arbitration in pursuance of sub-paragraph (a) of this paragraph that the programme in question does not satisfy the relevant requirements the Licensee shall submit to the Minister, as soon as possible after the date of the determination, a further programme which satisfies the relevant requirements.

  (7) The Licensee shall carry out any programme submitted by him in pursuance of this clause as to which either-

    (a) the Minister serves notice in writing on the Licensee stating that the Minister approves the programme; or

    (b) it is determined in consequence of any reference to arbitration in pursuance of this licence that the programme satisfies the relevant requirements;

and any programme approved by the Minister in pursuance of this paragraph shall be deemed for the purposes of this licence to satisfy the relevant requirements.

  (8) Where, in consequence of any breach or non-observance by the Licensee of any provision of paragraph (4), (6) or (7) of this clause, the Minister has power by virtue of paragraph (1) of clause 38 of this licence to revoke this licence, he may if he thinks fit exercise that power in relation to such part only of the licensed area as he may specify; and where he does so the rights granted by this licence shall cease in respect of the specified part for that area without prejudice to any obligation or liability imposed upon the Licensee or incurred by him under the terms of this licence.

  (9) Where the Licensee has a duty by virtue of this clause to carry out a programme during a part of the term of this licence, the Minister may serve notice in pursuance of paragraph (4) of this clause in respect of another part of that term.

DEVELOPMENT AND PRODUCTION PROGRAMMES

  15.-(1) The Licensee shall not-

    (a) erect or carry out any relevant works, either in the licensed area or elsewhere, for the purpose of getting petroleum from that area or for the purpose of conveying to a place on land petroleum got from that area; or

    (b) get petroleum from that area otherwise than in the course of searching for petroleum or drilling wells,

except in accordance with a programme which the Minister has approved or served on the Licensee in pursuance for the following provisions of this clause.

  (2) The Licensee shall prepare and submit to the Minister, in such form and by such time and in respect of such period during the term of this licence as the Minister may direct, a development programme specifying-

    (a) the relevant works which the Licensee proposes to erect or carry out during that period for either of the purposes mentioned in paragraph
         (1)(a) of this clause;

    (b) the proposed locations of the works, the purposes for which it is proposed to use the works and the times at which it is proposed to begin and to complete the erection or carrying out of the works; and

    (c) the maximum and minimum quantities of petroleum in the form of gas and the maximum and minimum quantities of petroleum in other forms, which, in each calendar year during the period aforesaid or in such other periods during that period as the Minister may specify, the Licensee proposes to get as mentioned in paragraph (1)(b) of this clause.

  (3)  If the Minister directs the Licensee-

    (a) to prepare different programmes in pursuance of paragraph (2) of this clause in respect of petroleum from such different parts of the licensed area as are specified in the direction; or

    (b) where a programme approved or served in pursuance of this clause relates to a particular period during the term of this licence, to prepare a programme or programmes in pursuance of paragraph (2) of this clause in respect of a further period or further periods during that term, the Licensee shall comply with the direction.

  (4) It shall be the duty of the Minister expeditiously to consider any programme submitted to him in pursuance of paragraph (2) of this clause and when he has done so to give notice in writing to the Licensee stating-

    (a) that the Minister approves the programme subject to such conditions as may be specified in the notice as the Minister considers necessary to secure the maximum economic recovery of petroleum from the licensed area;
    (b) that the Minister approves the programme subject to the condition that such of the relevant works as are specified in the notice shall not be used before the expiration of the period so specified in relation to the works or shall not be used without the consent in writing of the Minister; or
    (c) that the Minis er rejects the programme on one or both of the following grounds, namely-
         (i) that the carrying out of any proposals included in the programme in pursuance of paragraph (2) of this clause would be contrary to good oilfield practice;
         (ii) that the proposals included in the programme in pursuance of sub-paragraph (c) of the said paragraph (2) are, in the opinion of the Minister, not in the national interest;

and a notice in pursuance of sub-paragraph (a) or (b) of this paragraph may contain different conditions in respect of different works.

  (5) Where the Minister gives notice of rejection of a programme in pursuance of sub-paragraph (c) of paragraph (4) of this clause, then-
    (a) if the grounds of the rejection consist of or include the ground mentioned in paragraph (i) of that sub-paragraph he shall include in the notice a statement of the natters in consequence of which he rejected the programme on that ground;
    (b) if the grounds of the rejection consist of or include the ground mentioned in paragraph (ii) of that sub-paragraph he shall include in the notice a statement of the rates at which he considers that, in the national interest, petroleum should be got from the area to which the programme relates; and
    (c) the Licensee shall prepare and submit to the Minister, before the time specified in that behalf in the notice,-
         (i) where the notice contains such a statement as is mentioned in sub-paragraph (a) above, modifications of the programme which ensure that the carrying out of the programme with those modifications would not be contrary to good oilfield practice;
         (ii) where the notice contains such a statement as is mentioned in sub-paragraph (b) above, modifications of the programme which ensure the getting of petroleum from the area there mentioned at the rates specified in the statement and which (except so far as may be necessary in order to get petroleum at those rates) are not such that the carrying out of the programme with those modifications would be contrary to good oilfield practice;
         but the Licensee shall not be required by virtue of paragraph (i) of this sub-paragraph to submit modifications if the carrying out of the programme without modifications would not be contrary to good oilfield practice.

  (6) If the Minister gives notice in writing to the Licensee that the Minister approves the modifications of a programme which have been submitted to him in pursuance of sub-paragraph (c) of paragraph (5) of this clause, the programme with those modifications shall be deemed to be approved by the Minster; but if the Licensee fails to perform the duty imposed on him by that sub-paragraph the Minister may if he thinks fit, instead of revoking this licence in consequence of the failure, serve on the Licensee such a programme as the Minister considers that the Licensee should have submitted to him in respect of the area and period to which the rejected programme related.

  (7) Where the Minister proposes to approve a programme subject to a condition in pursuance of paragraph (4)(a) or (b) of this clause or to reject a programme in pursuance of paragraph (4)(c) of this clause or to serve a programme on the Licensee in pursuance of paragraph (6) of this clause he shall before doing so-
    (a) give the Licensee particulars of the proposal and an opportunity of making representations to the Minister about the technical and financial factors which the Licensee considers are relevant in connection with the proposal; and
    (b)  consider any such representations then made to him by the Licensee;
         and the Minister shall not approve a programme subject to such a condition unless he is satisfied that the condition is required in the national interest.

  (8) The Licensee shall carry out any programme approved or served on him by the Minister in pursuance of this clause or, if such a programme is varied in pursuance of clause 16 of this licence, the programme as so varied, except so far as the Licensee is authorised in writing by the Minister to do otherwise or is required to do otherwise by such a condition as is mentioned in paragraph (4)(a) or (b) of this clause; but if it is necessary to carry out certain works in order to comply with provisions included in a programme by virtue of paragraph (5)(c) of this clause or provisions of a programme served on the Licensee in pursuance of paragraph (6) of this clause or provisions of a programme as varied in pursuance of clause 16 of this licence, then, notwithstanding anything in the programme as to the time when those provisions are to be complied with, the Licensee shall not be treated as having failed to comply with those provisions before the expiration of the period reasonably required for carrying out the works.

  (9) In this clause "relevant works" means any structures and any other works whatsoever which are intended by the Licensee to be permanent and are neither designed to be moved from place to place without major dismantling nor intended by the Licensee to be used only for searching for petroleum.

PROVISIONS SUPPLEMENTARY TO CLAUSE 15

  16.--(1)  Where-
    (a) the Minister gives notice in respect of a programme in pursuance of paragraph (4)(a) or (b) or paragraph (6) of clause 15 of this licence or serves a programme in pursuance of the said paragraph (6); or
    (b) it is determined by arbitration that the Licensee is not required by virtue of paragraph (i) of clause 15(5)(c) of this licence to submit modifications of a programme in respect of which notice of rejection containing such a statement as is mentioned in the said paragraph (i) was given by the Minister in pursuance of clause 15(4)(c) of this licence.

the Minister may give to the Licensee, with the notice given or the programme served as mentioned in sub-paragraph (a) of this paragraph or, in a case falling within sub-paragraph (b) of this paragraph, within the period of three months beginning with the date of the arbitrator's or arbiter's determination, a notice (hereafter in this clause referred to as a "limitation notice") authorising the Minister, by a further notice given to the Licensee from time to time after the expiration of the period specified in that behalf in the limitation notice, to provide that the programme to which the limitation notice relates shall have effect while the further notice is in force with the substitution for any quantity of petroleum or any period specified in the programme in pursuance of clause 15(2)(c) of this licence of a different quantity of petroleum or a different period specified in the further notice.

  (2) A quantity or period specified in such a further notice as that to be substituted for a quantity or period which is specified in the programme in question shall be within the limits specified in the limitation notice as those applicable to that quantity or period specified in the programme; and those limits shall be such as to secure that the expenditure to be incurred by the Licensee in complying with the further notice, in a case where an effect of the notice is to increase the quantity of petroleum which the Licensee is required to get from the licensed area in any period, is less than the cost of drilling a new well in the licensed area at the time when the further notice is given.

  (3) Where the Minister proposes to give a limitation notice or any such further notice as aforesaid he shall before doing so-
    (a) give the Licensee particulars of the proposal and an opportunity of making representations to the Minister about the technical and financial factors which the Licensee considers are relevant in connection with the proposal; and
    (b)  consider any such representations then made to him by the Licensee;
and the Minister shall not give such a further notice of which an effect is to increase the quantity of petroleum which the Licensee is required to get from the licensed area during any period unless the Minister is satisfied that the notice is required by reason of a national emergency and shall not give any other such further notice as aforesaid unless he is satisfied that the notice is required in the national interest.

  (4)  A limitation notice or such a further notice as aforesaid may-
    (a) specify any quantity or period by reference to such factors as the Minister thinks fit; and
    (b)  in the case of such a further notice, contain provisions as to-
         (i)   the date when the notice is to come into force,
         (ii) the date when the notice is to cease to be in force, and specify different dates in pursuance of this sub-paragraph for different provisions of the notice;
and the Minister may revoke such a further notice at a particular time by serving on the Licensee a notice in writing stating that the further notice is revoked at that time.

  (5) Any question arising under clause 15 of this licence or this clause as to what is, or is required in the national interest or as to what is, or is required by reason of, a national emergency shall be determined by the Minister.

  (6) The Licensee shall ensure that any conditions to which an approval is subject in pursuance of clause 15(4)(a) or (b) of this licence are complied with.

  (7)  If in respect of part of the licensed area-
    (a) an approval has been given in pursuance of paragraph (1) of clause 15 of this licence; or
    (b) the Licensee has submitted to the Minister, in accordance with a direction given by virtue of paragraph (3)(a) of that clause, a programme in pursuance of paragraph (2) of that clause-
         (i) as respects which the Minister has served notice in pursuance of paragraph (4)(a) or (b) or paragraph (6) of that clause,
         (ii) in consequence of which the Minister has served a programme on the Licensee in pursuance of the said paragraph (6), or

         (iii) in respect of which it has been determined by arbitration that the Licensee is not required by virtue of paragraph (5)(c)(i) of that clause to submit modifications,

paragraph (1) of clause 38 of this licence shall not authorise the Minister to revoke this licence in relation to that part of the licensed area in consequence of any breach or non-observance, during the period to which the programme relates, of any provision of the said clause 15 in connection with a different part of the licensed area.

  (8) Where in consequence of any breach or non-observance by the Licensee of any provision of clause 15 of this licence the Minister has power by virtue of paragraph (1) of clause 38 of this licence to revoke this licence or, in consequence of paragraph (7) of this clause, to revoke it in respect of part only of the licensed area, he may if he thinks fit-

    (a) in a case where he has power to revoke this licence, exercise the power in relation to such part only of the licensed area as he may specify; and

    (b) in a case where by virtue of the said paragraph (7) he has power to revoke it in respect of part only of the licensed area, exercise the power in relation to such portion only of that part as he may specify;

and where in consequence of the said paragraph (7) or by virtue of the preceding provisions of this paragraph the Minister revokes this licence in respect of a part or portion of the licensed area, the rights granted by this licence shall cease in respect of that part or portion without prejudice to any obligation or liability imposed upon the Licensee or incurred by him under the terms of this licence.

COMMENCEMENT AND ABANDONMENT AND PLUGGING OF WELLS

  17.--(1) The Licensee shall not commence or, after abandoning in manner hereinafter provided, shall not recommence the drilling of any well without the consent in writing of the Minister.

  (2) The Licensee shall not abandon any well without the consent in writing of the Minister.

  (3) The Licensee shall ensure compliance with any conditions subject to which any consent under either of the foregoing paragraphs is given.

  (4) If any such condition under paragraph (1) of this clause relates to the position, depth or direction of the well, or to any casing of the well, or if any condition under either paragraph (1) or paragraph (2) of this clause relates to any plugging or sealing of the well, the Minister may from time to time direct that the well and all records relating thereto shall be examined in such manner upon such occasions or at such intervals and by such person as may be specified by the Minister's direction and the Licensee shall pay to any such person or to the Minister such fees and expenses for such examination as the Minister may specify.

  (5) The plugging of any well shall be done in accordance with a specification approved by the Minister applicable to that well or to wells generally or to a class of wells to which that well belongs and shall be carried out in an efficient and workmanlike manner.

  (6) Any well drilled by the Licensee pursuant to this licence, which, at the expiry or determination of the Licensee's rights in respect of the area or part thereof in which that well is drilled, has not with the consent of the Minister been abandoned, shall be left in good order and fit for further working together with all casings and any well head fixtures the removal whereof would cause damage to such well or, if the Minister so directs in the manner provided by paragraph (8) of this clause, be plugged and sealed in accordance with the Minister's direction.

  (7) All casings and fixtures left in position pursuant to the last foregoing paragraph shall be the property of the Minister.

  (8) In any case to which paragraph (6) of this clause applies, a direction by the Minister may be given by notice in writing to the Licensee not less than one month before the Licensee's rights in respect of the area or part thereof in which the well is situated expire or determine, specifying the manner in which the well is to be plugged and sealed and the time within which such work is to be done.

  (9) An application for the consent of the Minister to the drilling of a well at any place above the low water line shall be accompanied by evidence that the planning authority for the relevant place has been consulted about the drilling and that any planning permission required by the Town and Country Planning Act 1990 or the Town and Country Planning (Scotland) Act 1972 for the drilling of that well has been granted.

DISTANCE OF WELLS FROM BOUNDARIES OF LICENSED AREA

  18. No well shall except with the consent in writing of the Minister be drilled or made so that any part thereof is less than one hundred and twenty-five metres from any of the boundaries of the licensed area.

CONTROL OF DEVELOPMENT WELLS

  19.--(1) The Licensee shall not suspend work on the drilling of a development well, or having suspended it in accordance with this paragraph shall not begin it again, except with the consent in writing of the Minister and in accordance with the conditions, if any, subject to which the consent is given.

  (2) When work on the drilling of a development well is suspended in accordance with paragraph (1) of this clause, the Licensee shall forthwith furnish the Minister with such information relating to the well as the Minister may specify.

  (3)  The Licensee-

    (a) shall not do any completion work in respect of a well in the licensed area except in accordance with a programme of completion work approved by the Minister in respect of the well;

    (b) shall furnish to the Minister, in accordance with the provisions of such a programme, particulars of any completion work done by him in respect of a well in the licensed area; and

    (c) shall not remove or alter any casing or equipment installed by way of completion work in respect of a well except with the consent in writing of the Minister and in accordance with the conditions, if any, subject to which the consent is given.

  (4)  In this clause-

    "completion work", in relation to a well, means work, by way of the installation of a casing or equipment or otherwise, after the well has been drilled, for the purpose of bringing the well into use as a development well; and

    "development well" means a well which the Licensee uses or intends to use in connection with the getting of petroleum in the licensed area, other than a well which for the time being he uses or intends to use only for searching for petroleum.

PROVISION OF STORAGE TANKS, PIPES, PIPELINES OR OTHER RECEPTACLES

  20. The Licensee shall use methods and practice customarily used in good oilfield practice for confining the petroleum obtained from the licensed area in tanks, gas holders, pipes, pipe-lines or other receptacles constructed for that purpose.

AVOIDANCE OF HARMFUL METHODS OF WORKING

  21.--(1) The Licensee shall maintain all apparatus and appliances and all wells in the licensed area which have not been abandoned and plugged as provided by clause 17 of this license in good repair and condition and shall execute all operations in or in connection with the licensed area in a proper and workmanlike manner in accordance with methods and practice customarily used in good oilfield practice and without prejudice to the generality of the foregoing provision the Licensee shall take all steps practicable in order-

    (a) to control the flow and to prevent the escape or waste of petroleum discovered in or obtained from the licensed area;

    (b)  to conserve the licensed area for productive operations;

    (c)  to prevent damage to adjoining petroleum bearing strata;

    (d) to prevent the entrance of water through wells to petroleum bearing strata except for the purposes of secondary recovery; and

    (e) to prevent the escape of petroleum into any waters in or in the vicinity of the licensed area.

  (2) The Licensee shall comply with any instructions from time to time given by the Minister in writing relating to any of the matters set out in the foregoing paragraph. If the Licensee objects to any such instruction on the ground that it is unreasonable he may, within fourteen days from the date upon which the same was given, refer the matter to arbitration in manner provided by clause 39 of this licence.

  (3) Notwithstanding anything in the preceding provisions of this clause, the Licensee shall not-

    (a)  flare any gas from the licensed area; or

    (b) use gas for the purpose of creating or increasing the pressure by means of which petroleum is obtained from that area,

except with the consent in writing of the Minister and in accordance with the conditions, if any, of the consent.

  (4) Before deciding to withhold consent or to grant it subject to conditions in pursuance of paragraph (3) of this clause, the Minister shall give the Licensee an opportunity of making representations in writing to the Minister about the technical and financial factors which the Licensee considers are relevant in connection with the case and shall consider any such representations then made to him by the Licensee.

  (5) Consent in pursuance of paragraph (3) of this clause shall not be required for any flaring which, in consequence of an event which the Licensee did not foresee in time to deal with it otherwise than by flaring, is necessary in order-

    (a) to remove or reduce the risk of injury to persons in the vicinity of the well in question; or

    (b)  to maintain a flow of petroleum from that or any other well;

but when the Licensee does any flaring which is necessary as aforesaid he shall forthwith inform the Minister that he has done it and shall, in the case of flaring to maintain a flow of petroleum, stop the flaring upon being directed by the Minister to stop it.

  (6) The Licensee shall give notice to the Minister of any event causing escape or waste of petroleum, damage to petroleum bearing strata or entrance of water through wells to petroleum bearing strata except for the purposes of secondary recovery forthwith after the occurrence of that event and shall, forthwith after the occurrence of any event causing escape of petroleum into the sea, give notice of the event to the Chief Inspector of Her Majesty's Coastguard.

  (7) The Licensee shall comply with any reasonable instructions from time to time given by the Minister with a view to ensuring that funds are available to discharge any liability for damage attributable to the release or escape of petroleum in the course of activities connected with the exercise of rights granted by this licence; but where the Minister proposes to give such instructions he shall before giving them-

    (a) give the Licensee particulars of the proposal and an opportunity of making representations to the Minister about the proposal; and

    (b) consider any representations then made to him by the Licensee about the proposal.

APPOINTMENT OF OPERATORS

  22.--(1) The Licensee shall ensure that another person (including, in the case where the Licensee is two or more persons, any of those persons) does not exercise any function of organising or supervising all or any of the operations of searching or boring for or getting petroleum in pursuance of this licence unless that other person is a person approved in writing by the Minister and the function in question is one to which that approval relates.

  (2) The Minister shall not refuse to give his approval of a person in pursuance of paragraph (1) of this clause if that person is competent to exercise the function in question, but where an approved person is no longer competent to exercise that function the Minister may, by notice in writing given to the Licensee, revoke his approval.

FISHING AND NAVIGATION

  23. The Licensee shall not carry out any operations authorised by this licence in or about the licensed area in such manner as to interfere unjustifiably with-

    (a)  navigation in any navigable waters; or

    (b) fishing in, or conservation of the living resources of any waters in or in the vicinity of the licensed area.

TRAINING

  24.--(1) The Minister may from time to time give to the Licensee instructions in writing as to the training of persons employed or to be employed, whether by the Licensee or by any other person, in any activity which is related to the exercise of the rights granted by this licence and the Licensee shall ensure that any instructions so given are complied with.

  (2) The Minister shall not give instructions in pursuance of paragraph (1) of this clause unless he has consulted as to the provisions proposed to be included in such instructions the Offshore Petroleum Industry Training Organisation Limited or such other body of a like nature as may from time to time be carrying on activities of a substantially similar kind to those performed by the said Organisation.

  (3) The Licensee shall furnish the Minister with such information relating to the training of persons referred to in paragraph (1) of this clause as the Minister may from time to time request.

UNIT DEVELOPMENT

  25.--(1) If at any time in which this licence is in force the Minister shall be satisfied that the strata in the licensed area or any part thereof form part of a single geological petroleum structure or petroleum field (hereinafter referred to as "an oil field") other parts whereof are formed by strata in areas in respect of which other licences granted in pursuance of the Act of 1934 or of that Act as applied by the Act of 1964 are then in force, and the Minister shall consider that it is in the national interest in order to secure the maximum ultimate recovery of petroleum and in order to avoid unnecessary competitive drilling that the oil field should be worked and developed as a unit in co-operation by all persons including the Licensee whose licences extend to or include any part thereof, the following provisions of this clause shall apply.

  (2) Upon being so required by notice in writing by the Minister the Licensee shall co-operate with such other persons, being persons holding licences under the Act of 1934 or that Act as applied by the Act of 1964 in respect of any part or parts of the oil field (hereinafter referred to as "the other Licensees") as may be specified in the said notice, in the preparation of a scheme (hereinafter referred to as "a development scheme") for the working and development of the oil field as a unit by the Licensee and the other Licensees in co-operation, and shall, jointly with the other Licensees, submit such scheme for the approval of the Minister.

  (3) The said notice shall also contain or refer to a description of the area or areas in respect of which the Minister requires a development scheme to be submitted and shall state the period within which such scheme is to be submitted for approval by the Minister.

  (4) If a development scheme shall not be submitted to the Minister within the period so stated or if a development scheme so submitted shall not be approved by the Minister, the Minister may himself prepare a development scheme which shall be fair and equitable to the Licensee and all other Licensees, and the Licensee shall perform and observe all the terms and conditions thereof.

  (5) If the Licensee shall object to any such development scheme prepared by the Minister he may within 28 days from the date on which notice in writing of the said scheme shall have been given to him by the Minister refer the matter to arbitration in the manner provided by clause 39 of this licence.

LICENSEE TO KEEP RECORDS

  26.--(1) The Licensee shall keep accurate records in a form from time to time approved by the Minister of the drilling, deepening, plugging or abandonment of all wells and of any alterations in the casing thereof. Such records shall contain particulars of the following matters-

    (a)  the site of, number and name (if any) assigned to every well;

    (b)  the subsoil and strata through which the well was drilled;

    (c)  the casing inserted in any well and any alteration to such casing;

    (d)  any petroleum, water, mines or workable seams of coal encountered; and

    (e)  such other matters as the Minister may from time to time direct.

  (2) The Licensee shall keep in the United Kingdom accurate geological plans and maps relating to the licensed area and such other records in relation thereto as may be necessary to preserve all information which the Licensee has about the geology of the licensed area.

  (3) The Licensee shall deliver copies of the said records, plans and maps referred to in the two foregoing paragraphs to the Minister when requested to do so either-

    (a)  within any time limit specified in the request; or

    (b)  if there is no time limit specified, within four weeks of the request.

RETURNS

  27.--(1) The Licensee shall furnish to the Minister not later than 6 weeks after the end of each calendar year which falls wholly or partly within the period during which this licence is in force a return in a form from time to time approved by the Minister of the progress of his operations in the licensed area. Such return shall contain-

    (a) a statement of all geological work, including surveys and tests, which has been carried out and the areas in which and the persons by whom the work has been carried out and the results thereof.

    (b) the number and name (if any) assigned to each well, and in the case of any well the drilling of which was begun or the number of which has been changed during the period to which the return relates, the site thereof,

    (c)  a statement of the depth drilled in each well;

    (d) a statement of any petroleum, water, mines or workable seams of coal or other minerals encountered in the course of the said operations; and

    (e)  a statement of all petroleum won and saved.

  (2) Within two months after the end of each calendar year in which this licence is in force and within two months after the expiration or determination of this licence or any renewal thereof the Licensee shall furnish to the Minister an annual return in a form from time to time approved by the Minister of the operations conducted in the licensed area during that year or the period prior to such expiration or determination as the case may be together with a plan upon a scale approved by the Minister showing the situation of all wells. The Licensee shall also indicate on the said plan all development and other works executed by him in connection with searching, boring for or getting petroleum.

  (3) The Licensee shall furnish the Minister with such information as the Minister may from time to time request about any aspect of the activities of the Licensee which are attributable directly or indirectly to the grant of this licence, except that the Licensee shall not by virtue of this paragraph be required to furnish information in respect of his activities in connection with any crude oil after he has appropriated it for refining by him.

  (4) The licensee shall comply with any request for information made in accordance with paragraph (3) above either-

    (a)  within any time limit specified in the request; or

     (b) if there is no time limit specified, within four weeks of the request.

    (5) For the purposes of paragraph (3) of this clause any reference to the Minister shall be construed as if it included a reference to the Chancellor of the Exchequer.

LICENSEE TO KEEP SAMPLES

  28.--(1) As far as reasonably practicable the Licensee shall correctly label and preserve for reference for a period of five years samples of the strata encountered in any well (including, where the site of such well is on land covered by water, the surface of such land) and samples of any petroleum or water discovered in any well in the licensed area.

    (2)  The Licensee shall not dispose of any sample unless-

       (a) he has at least six months before the date of the disposal given notice in writing to the Minister of his intention to dispose of the sample; and

       (b) the Minister or any person authorised by him has not within the said period of six months informed the Licensee in writing that he wishes the sample to be delivered to him.

    (3) The Minister or any person authorised by him shall be entitled at any time-

       (a) to inform the Licensee in writing that he wishes part of any sample preserved by the Licensee to be delivered to him; or

       (b)  to inspect and analyse any sample preserved by the Licensee.

    (4) The Licensee shall forthwith comply with any request for the delivery of the whole or any part of any sample which is made in accordance with the preceding provisions of this clause.

REPORTS TO BE TREATED AS CONFIDENTIAL

  29. All records, returns, plans, maps, samples, accounts and information (in this clause referred to as "the specified data") which the Licensee is or may be from time to time required to furnish under the provisions of this licence shall be supplied at the expense of the Licensee and shall not (except with the consent in writing of the Licensee which shall not be unreasonably withheld) be disclosed to any person not in the service or employment of the Crown:

Provided that-

         (i) the Minister shall be entitled at any time to make use of any of the specified data for the purpose of preparing and publishing such returns and reports as may be required of the Minister by law;

        (ii) the Minister shall be entitled at any time to furnish any of the specified data to the Natural Environment Research Council and to any other body of a like nature as may from time to time be carrying on activities of a substantially similar kind to the geological activities at present carried on by the said Council;

       (iii) the Minister, the said Council and any such other body shall be entitled at any time to prepare and publish reports and surveys of a general nature using information derived from any of the specified data;

        (iv) the Minister, the said Council and any such other body shall be entitled to publish any of the specified data of a geological, scientific or technical kind either-

               (a) after the expiration of the period of five years beginning with the date when the data was due to be supplied to the Minister in accordance with clause 26 or 27 of this licence, or if earlier, the date when the Minister received that data; or

               (b) after the expiration of such longer period as the Minister may determine after considering any representations made to him by the Licensee about the publication of data in pursuance of this sub-paragraph.

INSPECTION OF RECORDS, ETC.

  30.  The Licensee shall-

       (a) permit any person in the service or employment of the Crown who is appointed by the Minister for the purpose to inspect, and to take copies of and make notes from, all books, papers, maps, and other records of any kind kept by the Licensee in pursuance of this licence or in connection with activities about which the Minister is entitled to obtain information in pursuance of clauses 24(3) and 27(3) of this licence; and

       (b) furnish that person at reasonable times with such information and provide him at reasonable times with such reasonable assistance as he may request in connection with or arising out of an inspection in pursuance of this clause.

RIGHTS OF ACCESS

  31. Any person or persons authorised by the Minister shall be entitled at all reasonable times to enter into and upon any land for the time being possessed or occupied by the Licensee in the licensed area or to enter into and upon any of the Licensee's installations or equipment used or to be used in connection with searching, boring for or getting petroleum in the licensed area for the purposes hereinafter mentioned-

     (a) to examine the installations, wells, plant, appliances and works made or executed by the Licensee in pursuance of the licence and the state of repair and condition thereof, and

     (b) to execute any works or to provide and install any equipment which the Minister may be entitled to execute or provide and install in accordance with the provisions hereof.

POWER TO EXECUTE WORKS

  32. If the Licensee shall at any time fail to perform the obligations arising under the terms and conditions of any of clauses 12, 17, 20 or 21 of this licence, the Minister shall be entitled, after giving to the Licensee reasonable notice in writing of his intention to do so, to execute any works and to provide and install any equipment which in the opinion of the Minister may be necessary to secure the performance of the said obligations or any of them and to recover the costs and expenses of so doing from the Licensee.

RIGHT OF DISTRESS

  33. If and whenever any of the payments mentioned in clause 9(1) of this licence or any part thereof shall be in arrear or unpaid for 28 days next after any of the days whereon the same ought to be paid (whether the same shall have been legally demanded or not) then and so often as the same may happen the Minister may (as an additional remedy and without prejudice to the power of distress and any other rights and remedies to which he would be entitled) enter into and upon any land which shall for the time being be possessed or occupied by the Licensee for the purposes of the licence or the exercise of any of the rights thereby granted or into and upon any of the Licensee's installations and equipment used or to be used in connection with searching, boring for or getting petroleum in the licensed area and may seize and distrain and sell as a landlord may do for rent in arrear all or any of the stocks of petroleum, engines, machinery, tools, implements, chattels and effects belonging to the Licensee which shall be found in or upon or about the land installations and equipment so entered upon and out of the moneys arising from the sale of such distress may retain and pay all the arrears of the said payments and also the costs and expenses incident to any such distress and sale rendering the surplus (if any) to the Licensee.

Note: WHEN THE LICENSED AREA IS SITUATE IN SCOTLAND OR IN WATERS ADJACENT THERETO THE FOLLOWING PROVISION WILL BE SUBSTITUTED FOR THE FOREGOING CLAUSE.

  34. If and whenever any of the payments mentioned in clause 9(1) of this license or any part thereof shall be in arrear or unpaid for 28 days next after any of the days whereon the same ought to be paid (whether the same shall have been legally demanded or not) then and so often as the same may happen the Minister may (as an additional remedy and without prejudice to any other rights and remedies to which he would be entitled) do diligence in respect thereof in like manner as a landlord may do diligence in respect of unpaid arrears of rent and such diligence shall be effectual to attach all or any of the stocks of petroleum, engines, machinery, tools, implements and other effects belonging to the Licensee which shall be found in or upon any land which shall for the time being be possessed or occupied by the Licensee for the purposes of the licence or the exercise of any of the rights thereby granted, or on or about any of the Licensee's installations and equipment used or to be used in connection with searching, boring for or getting petroleum in the licensed area, and where in pursuance of such a diligence a sale of such effects as shall have been attached thereby takes place the Minister may out of the proceeds thereof retain and pay all the arrears of the said payments and also the expenses of and incident to such diligence and sale and shall pay the surplus thereof (if any) to the Licensee.

INDEMNITY AGAINST THIRD PARTY CLAIMS

  35. The Licensee shall at all times keep the Minister effectually indemnified against all actions, proceedings, costs, charges, claims and demands whatsoever which may be made or brought against the Minister by any third party in relation to or in connection with this licence or any matter or thing done or purported to be done in pursuance thereof.

ADVERTISEMENTS, PROSPECTUSES, ETC.

  36. No statement shall be made either in any notice, advertisement, prospectus or other document issued by or the knowledge of the Licensee or in any other manner claiming or suggesting whether expressly or by implication that Her Majesty or any Government Department or any person or body acting on behalf of Her Majesty has or have formed or expressed any opinion that the licensed area is from its geological formation or otherwise one in which petroleum is likely to be obtainable.

RESTRICTIONS ON ASSIGNMENT, ETC.

  37--(1) The Licensee shall not, except with the consent in writing of the Minister and in accordance with the conditions (if any) of the consent do anything whatsoever whereby, under the law (including the rules of equity) of any part of the United Kingdom or of any other place, any right granted by this licence or derived from a right so granted becomes exercisable by or for the benefit of or in accordance with the directions of another person.

  (2) The Licensee shall not enter into any agreement providing for a person other than the Licensee to become entitled to, or to any proceeds of sale of, any petroleum which, at the time when the agreement is made, has not been but may be won and saved from the licensed area unless the terms of the agreement have been approved in writing by the Minister either unconditionally or subject to conditions, but the preceding provisions of this paragraph do not apply to-

     (a) an agreement for the sale of such petroleum under which the price is payable after the petroleum is won and saved; and

     (b) an agreement in so far as it provides that, after any petroleum has been won and saved from the licensed area, it shall be exchanged for other petroleum.

  (3) The Licensee shall not, without the consent of the Minister, dispose of any petroleum won and saved in the licensed area or any proceeds of sale of such petroleum in such a manner that the disposal does, to the knowledge of the Licensee or without his knowing it, fulfil or enable another person to fulfil obligations which a person who controls the Licensee, or a person who is controlled by a person who controls the Licensee, is required to fulfil by an agreement which, if the person required to fulfil the obligations were the Licensee, would be an agreement of which the terms require approval by virtue of paragraph (2) of this clause.

  (4) Whether for the purposes of paragraph (3) of this clause a person has control of another person shall be determined as if subsections (2) and (4) to
(6) of section 416 of the Income and Corporation Taxes Act 1988 applied subject to the following modifications, namely--

     (a) for the words "the greater part" wherever they occur in the said subsection (2) there were substituted the words "one-third or more"; and

     (b) in the said subsection (6), for the word "may" there were substituted the word "shall", the words from "and such attributions" onwards were omitted and in the other provisions of that subsection any reference to an associate of a person fell to be construed as including only a relative of his (as defined by section 417(4) of that Act), a partner of his and a trustee of a settlement (as defined by section 681(4) of that Act) of which he is a beneficiary.

  (5) Where the Licensee is two or more persons, then, without prejudice to the preceding provisions of this clause, none of those persons shall enter into an agreement with respect to the entitlement of any of them to-

     (a)  the benefit of any right granted by this licence;

     (b)  any petroleum won and saved from the licensed area; or

     (c)  any proceeds of sale of such petroleum,

unless the terms of the agreement have been approved in writing by the Minister, but the preceding provisions of this paragraph do not apply to an agreement for the sale of such petroleum under which the price is payable after the petroleum is won and saved and an agreement in so far as it provides that, after any petroleum has been won and saved from the licensed area, it shall be exchanged for other petroleum.

POWER OF REVOCATION

  38.--(1) If any of the events specified in the following paragraph shall occur then and in any such case the Minister may revoke this licence and thereupon the same and all the rights hereby granted shall cease and determine but subject nevertheless and without prejudice to any obligation or liability incurred by the Licensee or imposed upon him by or under the terms and conditions hereof.

  (2) The events referred to in the foregoing paragraph are-

     (a) any payments mentioned in clause 9(1) of this licence or any part thereof being in arrear or unpaid for two months next after any of the days whereon the same ought to have been paid;

     (b) any breach or non-observance by the Licensee of any of the terms and conditions of this licence;

     (c)  the bankruptcy of the Licensee;

     (d) the making by the Licensee of any arrangement or composition with his creditors;

     (e) if the Licensee is a company, appointment of a receiver or any liquidation whether compulsory or voluntary;

     (f) any breach or non-observance by the Licensee of the terms and conditions of a development scheme;

     (g) if the Licensee is a company, the Licensee's ceasing to direct and control either-

          (i)  its operations under the licence; or

          (ii) any commercial activities in connection with those operations from a fixed place within the United Kingdom;

    (h) any breach of a condition subject to which the Minister gave his approval in pursuance of clause 37(2) of this licence;

    (i)  any breach of clause 37(5) of this licence;

and where two or more persons are the Licensee any reference to the Licensee in sub-paragraphs (c) to (g) of this paragraph is a reference to any of those persons.

  (3) The Minister may revoke this licence, with the like consequences as are mentioned in paragraph (1) of this clause, if-

    (a)  the Licensee is a company;

    (b)  there is a change in the control of the Licensee;

    (c) the Minister serves notice in writing on the Licensee stating that the Minister proposes to revoke this licence in pursuance of this paragraph unless such a further change in the control of the Licensee as is specified in the notice takes place within the period of three months beginning with the date of service of the notice; and

    (d)  that further change does not take place within that period.

  (4) There is a change in the control of the Licensee for the purposes of paragraph (3)(b) of this clause whenever a person has control of the Licensee who did not have control of the Licensee when this licence was granted; and whether for the purposes of paragraph (3)(b) of this clause a person has control of another person shall be determined as if subsections (2) and (4) to (6) of section 416 of the Income and Corporation Taxes Act 1988 applied subject to the following modifications, namely-

    (a) for the words "the greater part" wherever they occur in the said subsection (2) there were substituted the words "one-third or more"; and

    (b) in the said subsection (6), for the word "may" there were substituted the word "shall", the words from "and such attributions" onwards were omitted and in the other provisions of that subsection any reference to an associate of a person fell to be construed as including only a relative of his (as defined by section 417(4) of that Act), a partner of his and a trustee of a settlement (as defined by section 681(4) of that Act) of which he is a beneficiary.

  (5) Where two or more persons are the Licensee and any of them is a company, paragraphs (3) and (4) of this clause shall have effect as if-

    (a)  sub-paragraph (a) of paragraph (3) were omitted;

    (b) in sub-paragraph (b) of that paragraph, after the word "of" there were inserted the words "any company included among the persons who together constitute"; and

    (c) for the word "Licensee" in any other provision of those paragraphs there were substituted the word "company".

ARBITRATION

  39.--(1) If at any time any dispute, difference or question shall arise between the Minister and the Licensee as to any matter arising under or by virtue of this licence or as to their respective rights and liabilities in respect thereof then the same shall, except where it is expressly provided by this licence that the matter or thing to which the same relates is to be determined, decided, directed, approved or consented to by the Minister, be referred to arbitration as provided by the following paragraph.

  (2) The arbitration referred to in the foregoing paragraph shall be in accordance with the Arbitration Act 1950 by a single arbitrator who, in default of agreement between the Minister and the Licensee and, in the case of arbitration in relation to a development scheme, other Licensees affected by that scheme, as to his appointment, shall be appointed by the Lord Chief Justice of England for the time being.

Note: WHERE THE LICENSED AREA IS SITUATE IN SCOTLAND OR IN WATERS ADJACENT THERETO THE FOLLOWING PROVISIONS WILL BE SUBSTITUTED FOR THE LAST TWO FOREGOING PARAGRAPHS.

  (2A) The arbitration referred to in the foregoing paragraph shall be by a single arbiter who, in default of agreement between the Minister and the Licensee and, in the case of arbitration relating to a development scheme, other Licensees affected by that scheme, as to his appointment, shall be appointed by the Lord President of the Court of Session.

  (3) In the case of any such arbitration which relates to a development scheme the Licensee shall, unless the arbitrator otherwise determines, perform and observe the terms and conditions of the development scheme pending the decision of the arbitrator.

Note:  IN ANY LICENCE INCORPORATING PARAGRAPH (2A) IN SUBSTITUTION FOR PARAGRAPH
(2) OF THIS CLAUSE, THE PARAGRAPH (3A) FOLLOWING WILL BE SUBSTITUTED FOR THE FOREGOING PARAGRAPH (3).

  (3A) In the case of any such arbitration which relates to a development scheme the Licensee shall, unless the arbiter otherwise determines, perform and observe the terms and conditions of the development scheme pending the decision of the arbiter.

Note: SCHEDULES TO EACH LICENCE WILL (1) IDENTIFY THE BLOCKS TO WHICH THE LICENCE RELATES, (2) PROVIDE FOR THE PAYMENT BY THE LICENSEE OF SUMS WHICH MAY INCLUDE INITIAL PAYMENTS ON THE GRANT OF THE LICENCE AND ANNUAL PAYMENTS PAYABLE IN ADVANCE, (3) SPECIFY THE RATE AT WHICH ROYALTY IS TO BE ASSESSED AND (4) SET OUT WORKING OBLIGATIONS.

  LICENCES WILL BE EXECUTED AS DEEDS IN DUPLICATE BY ALL PARTIES THERETO.


                    SCHEDULE 4                 Regulation 9(2)(b)

                    MODEL CLAUSES FOR SUPPLEMENTARY SEISMIC SURVEY
                              LICENCES IN LANDWARD AREAS

INTERPRETATION

  1.--(1) In the following clauses the following expressions have the meanings hereby respectively assigned to them, that is to say:-

    "the Act of 1934" means the Petroleum (Production) Act 1934;

    "the exploration area" means the area for the time being within which the Licensee may exercise the rights granted by this licence;

    "the Licensee" means the person or persons to whom this licence is granted, his personal representatives and any person or persons to whom the rights conferred by this licence may lawfully have been assigned;

    "the Minister" means the Secretary of State for Trade and Industry;

    "petroleum" includes any mineral oil or relative hydrocarbon and methane or any other natural gas existing in its natural condition in strata, but does not include coal or bituminous shales or other stratified deposits from which oil can be extracted by destructive distillation;

    "the principal licence" has the meaning assigned thereto by clause 2.

  (2) Any obligations which are to be observed and performed by the Licensee shall at any time at which the Licensee is more than one person be joint and several obligations.

RIGHT TO SEARCH FOR PETROLEUM BY UNDERTAKING SEISMIC SURVEYS

  2. In consideration of the payments hereinafter provided and the performance and observance by the Licensee of all the terms and conditions hereof, the Minister in exercise of his powers under the Act of 1934 hereby grants to the
Licensee, as holder of Licence No.                    (hereinafter referred to
as "the principal licence") LICENCE AND LIBERTY in common with any other persons to whom the like right may have been granted or may hereafter be granted during the continuance of this licence and subject to the provisions hereof to search for petroleum underlying the area to which the principal licence relates by undertaking seismic surveys in the adjacent area more particularly described in
Schedule 1 to this licence.

  Provided that nothing in this licence shall affect the right of the Minister to grant other licences under the Act of 1934 in respect of the whole or any part of the exploration area, or affect the exercise of any rights granted by such licence.

TERM OF LICENCE

  3. This licence unless sooner determined under or consequent upon any of the provisions hereof shall be and continue in force for the term of 12 months next after

AUTOMATIC TERMINATION OF LICENCE

  4.--(1)  This licence shall automatically cease and determine-

    (a)  on the termination of the principal licence, and

    (b) on the grant of a petroleum exploration and development licence in respect of an area which includes the whole of the exploration area.

  (2) Where a petroleum exploration and development licence is granted in respect of part of the exploration area, this licence shall automatically cease and determine as regards that part.

  (3) Any termination or partial termination of this licence shall be without prejudice to any obligation or liability imposed upon the Licensee or incurred by him under the terms and conditions of this licence.

PAYMENT OF CONSIDERATION FOR LICENCE

  5.--(1)  The Licensee shall make to the Minister the payment specified in
Schedule 2 to this licence as consideration for the grant of this licence.

  (2) The Licensee shall not by reason of the termination of this licence be entitled to be repaid or allowed all or any part of the sum payable to the Minister hereunder.

SEISMIC SURVEYS

  6.--(1) The Licensee shall give the Minister at least 21 days written notice of any seismic survey he proposes to undertake and such notice shall indicate the nature of the survey and the total distance to be shot and shall be accompanied by a copy of an Ordnance Survey map drawn to the scale of 1:50,000 or 1:63,360 for the relevant area upon which the proposed lines of survey are indicated, and by evidence that the planning authorities for the area to be surveyed have been consulted about the proposed survey and, in a case where any planning permission under the Town and Country Planning Act 1990 or the Town and Country Planning (Scotland) Act 1972 is required for the survey in question, evidence that such permission has been granted.

  (2) The Licensee shall not carry out any seismic survey if notice thereof has not been given as aforesaid or if the Minister indicates to the Licensee within fourteen days of the receipt of such notice that the survey is not to be carried out.

LICENSEE TO KEEP RECORDS

  7.--(1) The Licensee shall keep in the United Kingdom accurate geological plans and maps relating to the exploration area and such other records in relation thereto as may be necessary to preserve all information which the Licensee has about the geology of the exploration area.

  (2) The Licensee shall deliver copies of the said records, plans and maps referred to in the foregoing paragraph to the Minister when requested to do so either-

    (a)  within any time limit specified in the request; or

    (b)  if there is no time limit specified, within four weeks of the request.

RETURNS

  8.--(1) The Licensee shall furnish to the Minister, six months from the date of this licence and upon the termination of this licence, a return in a form from time to time approved by the Minister of the progress of his operations in the exploration area. Such return shall contain a statement of the areas in which any surveys have been carried out.

  (2) The Licensee shall furnish to the Minister such other information, in the form of maps and plans, as to the progress of his operations in the exploration area as the Minister may from time to time request either-

    (a)  within any time limit specified in the request; or

    (b)  if there is no time limit specified, within four weeks of the request.

REPORTS TO BE TREATED AS CONFIDENTIAL

  9. All records, returns, plans, maps and information (in this clause referred to as "the specified data") which the Licensee is or may be from time to time required to furnish under the provisions of this licence shall be supplied at the expense of the Licensee and shall not (except with the consent in writing of the Licensee which shall not be unreasonably withheld) be disclosed to any person not in the service or employment of the Crown:

Provided that-

    (i) the Minister shall be entitled at any time to make use of any of the specified data for the purpose of preparing and publishing such returns and reports as may be required of the Minister by law;

    (ii) the Minister shall be entitled at any time to furnish any of the special data to the Natural Environment Research Council and to any other body of a like nature as may from time to time be carrying on activities of a substantially similar kind to the geological activities at present carried on by the said Council;

    (iii) the Minister, the said Council and any such other body shall be entitled at any time to prepare and publish reports and surveys of a general nature using information derived from any of the specified data;

    (iv) the Minister, the said Council and any such other body shall be entitled to publish any of the specified data of a geological, scientific or technical kind either-

         (a) after the expiration of the period of five years beginning with the date when the data was due to be supplied to the Minister in accordance with clause 7 or 8 of this licence, or if earlier, the date when the Minister received that data; or

         (b) after the expiration of such longer period as the Minister may determine after considering any representations made to him by the Licensee about the publication of data in pursuance of this sub-paragraph.

POWER TO INSPECT RECORDS

  10. Any person authorised by the Minister may at all reasonable times inspect and make abstracts or copies of any records, returns, plans or maps which the Licensee is required to keep or make in accordance with the provisions of this licence.

INDEMNITY AGAINST THIRD PARTY CLAIMS

  11. The Licensee shall at all times keep the Minister effectually indemnified against all actions, proceedings, costs, charges, claims and demands whatsoever which may be made or brought against the Minister by any third party in relation to or in connection with this licence or any matter or thing done or purported to be done in pursuance thereof.

AGREEMENT NOT TO ASSIGN

  12. The Licensee shall not without the consent of the Minister in writing assign or part with any of the rights granted by this licence in relation to the whole or any part of the exploration area or grant any sub-licence in respect of any of such rights.

POWER OF REVOCATION

  13. The Minister may revoke this licence in the event of any breach or non-observance by the Licensee of any of the terms and conditions of this licence, and thereupon the same and all the rights hereby granted shall cease and determine but subject nevertheless and without prejudice to any obligation or liability imposed upon the Licensee or incurred by him under the terms and conditions hereof.

ARBITRATION

  14.--(1) If at any time any dispute, difference or question shall arise between the Minister and the Licensee as to any matter arising under or by virtue of this licence or as to their respective rights and liabilities in respect thereof then the same shall, except where it is expressly provided by this licence that the matter or thing to which the same relates is to be determined, decided, approved or consented to by the Minister, be referred to arbitration as provided by the following paragraph.

  (2) The arbitration referred to in the foregoing paragraph shall be in accordance with the Arbitration Act 1950 by a single arbitrator who, in default of agreement between the Minister and the Licensee as to his appointment, shall be appointed by the Lord Chief Justice of England.

Note: WHERE THE LICENSED AREA IS SITUATE IN SCOTLAND THE FOLLOWING PROVISION WILL BE SUBSTITUTED FOR THE LAST FOREGOING PARAGRAPH.

  (2A) The arbitration referred to in the foregoing paragraph shall be by a single arbiter who, in default of agreement between the Minister and the Licensee as to his appointment, shall be appointed by the Lord President of the Court of Session.

Note: SCHEDULES TO EACH LICENCE WILL DESCRIBE THE AREA TO WHICH THE LICENCE RELATES AND SPECIFY THE PAYMENT TO BE MADE BY THE LICENSEE IN CONSIDERATION FOR THE GRANT OF THE LICENCE.

  LICENCES WILL BE EXECUTED AS DEEDS IN DUPLICATE BY ALL PARTIES THERETO.


                                   SCHEDULE 5                Regulation 9(2)(c)

                     MODEL CLAUSES FOR METHANE DRAINAGE LICENCES

INTERPRETATION

  1.--(1) In the following clauses the following expressions have the meanings hereby respectively assigned to them, that is to say-

    "the Act" means the Petroleum (Production) Act 1934;

    "the Licensed area" means the area in which the Licensee may exercise the rights granted by this licence;

    "the Licensee" means the person or persons to whom this licence is granted, his personal representatives and any person or persons to whom the rights conferred by this licence may lawfully have been assigned;

    "mine" has the same meaning as in the Mines and Quarries Act 1954;

    "the Minister" means the Secretary of State for Trade and Industry.

  (2) Any obligations which are to be observed and performed by the Licensee shall at any time at which the Licensee is more than one person be joint and several obligations.

  2. In consideration of the payments hereinafter provided and the performance and observance by the Licensee of all the terms and conditions hereof, the Minister in exercise of the powers conferred by the Act, hereby grants to the Licensee LICENCE AND LIBERTY during the continuance of this licence and subject to the provisions hereof to get natural gas in the course of operations for making and keeping safe mines whether or not disused within ALL THOSE lands having a superficial area of _______________________ or thereabouts, situate in the County (Counties) of __________________________ and more particularly delineated and described on the Ordnance Survey map annexed hereto and thereon edged red.

TERM OF LICENCE

  3. This licence unless sooner determined under any of the provisions hereof shall be and continue in force for the term of _________________ next after
________________

RIGHT OF LICENSEE TO DETERMINE LICENCE

  4. Without prejudice to any obligation or liability imposed by or incurred under the terms and conditions hereof the Licensee may at any time during the term hereby granted determine this licence by giving to the Minister not less than one month's previous notice in writing to that effect.

PAYMENT OF CONSIDERATION FOR LICENCE

  5.--(1) The Licensee shall pay to the Minister during the term of this licence the consideration for the grant of this licence specified in the Schedule to this licence at the times and in the manner so specified.

  (2) The Licensee shall not by reason of the determination of this licence be entitled to be repaid or allowed any part of any sum payable to the Minister pursuant to this licence.

RECORDS

  6. The Licensee shall keep and furnish to the Minister such records relating to the operations conducted in the licensed area under this licence, the results thereof and the disposal of any natural gas won and saved as the Minister may from time to time determine.

POWER TO INSPECT ACCOUNTS, ETC.

  7. Any person authorised by the Minister may at all reasonable times enter into and upon any land for the time being possessed or occupied by the Licensee in the licensed area and inspect and make abstracts or copies of any records or accounts which the Licensee is required to keep or make in accordance with the provisions of this licence.

RECORDS TO BE TREATED AS CONFIDENTIAL

  8. All records, accounts and information which the Licensee is or may be from time to time required to furnish under the provisions of this licence shall be supplied at the expense of the Licensee and shall not (except with the consent in writing of the Licensee which shall not be unreasonably withheld) be disclosed to any person not in the service or employment of the Crown. The Minister shall nevertheless be entitled at any time to make use of any information received from the Licensee for the purpose of preparing and publishing such returns and reports as may be required of the Minister by law.

NOTICE OF COMMENCEMENT AND TERMINATION OF OPERATIONS

  9. As soon as the licensee has decided to get natural gas at any place he shall notify the Minister in writing of the situation thereof stating-

    (a) the name of the mine for the safety of which the operations are to be undertaken;

    (b)  whether such mine is a disused mine or not.

The Licensee shall also give to the Minister notice in writing of the termination of any such operations within one month of the date of termination.

INDEMNITY AGAINST THIRD PARTY CLAIMS

  10. The Licensee shall at all times keep the Minister effectually indemnified against all actions, proceedings, costs, charges, claims and demands whatsoever which may be made or brought against the Minister by any third party in relation to or in connection with this licence or any matter or thing done or purported to be done in pursuance thereof.

AGREEMENT NOT TO ASSIGN

  11. The Licensee shall not without the consent of the Minister in writing assign or part with any of the rights granted by this licence in relation to the whole or any part of the licensed area or grant any sub-licence in respect of any of such rights.

POWER OF REVOCATION

  12. If there shall be any breach or non-observance by the Licensee of any of the terms and conditions herein contained the Minister may revoke this licence and thereupon the same and all the rights hereby granted shall cease and determine but subject nevertheless and without prejudice to any obligation or liability imposed by or incurred under the terms and conditions hereof.

ARBITRATION

  13.--(1) If at any time any dispute, difference or question shall arise between the Minister and the Licensee as to any matter arising under or by virtue of this licence or as to their respective rights and liabilities in respect thereof then the same shall, except where it is expressly provided by this licence that the matter or thing to which the same relates is to be determined or consented to by the Minister, be referred to arbitration as provided by the following paragraph.

  (2) The arbitration referred to in the foregoing paragraph shall be in accordance with the Arbitration Act 1950 by a single arbitrator who, in default of agreement between the Minister and the licensee as to his appointment, shall be appointed by the Lord Chief Justice of England for the time being.

Note: WHERE THE LICENSED AREA IS SITUATE IN SCOTLAND THE FOLLOWING PARAGRAPH WILL BE SUBSTITUTED FOR THE LAST FOREGOING PARAGRAPH.

  (2A) The arbitration referred to in the foregoing paragraph shall be by a single arbiter who, in default of agreement between the Minister and the Licensee as to his appointment, shall be appointed by the Lord President of the Court of Session.

Note: A SCHEDULE TO EACH LICENCE WILL PROVIDE FOR THE PAYMENT BY THE LICENSEE OF SUMS AGREED BETWEEN THE MINISTER AND THE TREASURY WHICH MAY INCLUDE ANNUAL PAYMENTS PAYABLE IN ADVANCE.

  LICENCES WILL BE EXECUTED AS DEEDS IN DUPLICATE BY ALL PARTIES THERETO.

                                   EXPLANATORY NOTE

                      (THIS NOTE IS NOT PART OF THE REGULATIONS)

  These Regulations provide for applications to the Secretary of State for licences to search for and get petroleum in Great Britain and those islands and waters adjacent to it which are "landward areas" as defined in the Regulations. They also set out model clauses which are to be incorporated in such licences unless the Secretary of State thinks fit to modify or exclude them in any particular case. The Regulations supersede the Petroleum (Production) (Landward Areas) Regulations 1991 (S.I. 1991/981), except as respects licences applied for before the date on which these Regulations come into force.

  Regulation 3(3) disapplies the Petroleum (Production) Regulations 1982 (S.I. 1982/1000) in respect of applications made after the date on which these Regulations come into force for methane drainage licences and the model clauses that such licences may contain. The model clauses for methane drainage licences are now contained in Schedule 5 to these Regulations. The principal amendment to these model clauses is that model clause 3 no longer prescribes a 25 year term for the licence.

  These Regulations introduce a single exploration and development licence which confers exclusive rights in relation to a particular landward area in place of the separate exploration, appraisal and development licences available under the 1991 Regulations. M.c.3 provides that the initial term of this licence is six years (which corresponds to the six year term of an exploration licence) which may be continued for a further five years (which corresponds to the five year term of an appraisal licence) and this can be extended for a 20 year period (which corresponds to the 20 year term of a development licence).

  Regulation 7 of these Regulations implements paragraphs 1 to 5 inclusive of
Article 3 and partially implements paragraph 1 of Article 5 of Council Directive 94/22/EEC on the conditions for granting and using authorisations for the prospection, exploration and production of hydrocarbons (O.J. L 164, 30.6.94, p. 3) by introducing a new procedure for applications for licences. Details of the blocks to be licensed, the latest date upon which applications are to be made and the period within which licences are to be granted are to be published in the Official Journal of the European Communities. The regulation also introduces a procedure whereby licensees may apply for a licence for an area contiguous to the area or areas covered by their existing licence if the Secretary of State decides that geological or production considerations justify the grant of such a licence.

  Changes of substance in the model clauses are as follows. There is now no model clause which provides for the delivery of petroleum in place of the payment of the royalty. The Minister is prohibited from giving instructions to a licensee concerning the training of any employee or prospective employee without first consulting the Offshore Petroleum Industry Training Organisation Limited or any body exercising similar activities (m.c.24). The model clauses now specify the date for compliance with requests for information from the Secretary of State and modify the length of time for which information supplied pursuant to such requests remains confidential.

  The model clauses for a supplementary seismic survey licence are now contained in Schedule 4 to these Regulations.



L5.60 net